SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     October 20, 2005

EDMONDS 1, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4000 Bridgeway, Suite 101

Sausalito, CA 94965

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 339-4240

(ISSUER TELEPHONE NUMBER)

600 California Street, 9th Floor

San Francisco, California 94018

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2005 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement (the “Agreement”), Red Mile Entertainment, Inc. (“Red Mile”) purchased a total of 100,000 shares of the Company’s issued and outstanding common stock from David N. Baker and Joseph Abrams the sole shareholders of the Company. The total of 100,000 shares represents all of the shares of outstanding common stock of Edmonds 1, Inc. Red Mile paid a total of $130,000.00 for the 100,000 shares of the Company’s common stock. Red Mile shall pay the Sellers an additional $70,000 upon the closing on a debt or equity financing in the amount of $2,000,000. Pursuant to the Agreement, Red Mile issued 608,022 shares of Red Mile Entertainment, Inc. common stock to each of the Sellers, and issued warrants to purchase Red Mile Entertainment, Inc. common stock to each of the Sellers as follows:

•	46,000 with a strike price of $1.10 and an expiration date of January 31, 2007.
•	51,000 with a strike price of $1.25 and an expiration date of December 31, 2006.
•	51,000 with a strike price of $1.50 and an expiration date of December 31, 2007.
•	51,000 with a strike price of $1.75 and an expiration date of December 31, 2008.

Pursuant to the terms of the Agreement, Sellers shall provide consulting services to Red Mile for a one year period.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, Red Mile Entertainment, Inc. (“Red Mile”) purchased a total of 100,000 shares of the Company’s issued and outstanding common stock from David N. Baker and Joseph Abrams the sole shareholders of the Company. The total of 100,000 shares represents all of the Company’s outstanding common stock.

As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	David Baker resigned as the Company’s President, Chief Executive Officer,
Chief Financial Officer and Secretary effective October 20, 2005.
o	As of October 20, 2005, Chester P. Aldridge was appointed as the Company’s
President and Chief Executive Officer.
o	As of October 20, 2005, Edward Roffman was appointed as the Company’s
Secretary and Chief Financial Officer.
o	Further, Chester P. Aldridge and Edward Roffman were appointed to the
Board of Directors of the Company.
o	David Baker then resigned as a member of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

David Baker resigned as the Company’s sole director effective as of October 20, 2005. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. David Baker resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary effective October 20, 2005.

Chester P. Aldridge was appointed as the Company’s President, Chief Executive Officer, and a member of the Board of Directors as of October 20, 2005. Since December 2004, Mr. Aldridge has been the Founder, Chief Executive Officer and Director of Red Mile Entertainment, Inc., a company that develops and publishes video games. From April 2000 to December 2002, Mr. Aldridge was the President and Chief Executive Officer of Fluent Entertainment, Inc., and the company’s Vice President of Strategic Planning and Business Development from January 2003 until December 2004. Prior to April 2000, Mr. Aldridge was the Founder and Chief Executive Officer of Dice Corp, which merged into Fluent Entertainment, Inc. in April 2000.

Edward Roffman was appointed as the Company’s Secretary, Chief Financial Officer, and a member of the Board of Directors as of October 20, 2005. Since December 2004, Mr. Roffman has been the Founder, Chief Financial Officer of Red Mile Entertainment, Inc., a company that develops and publishes video games. From February 2003 to December 2004, Mr. Roffman was the Chief Financial Officer of Fluent Entertainment, Inc. From June 1999 until February 2003, Mr. Roffman was a partner in Creekside, LLC, a consulting firm.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

2.1	Stock Purchase Agreement dated as of October 20, 2005 between David N. Baker, Joseph Abrams, and Red Line Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Edmonds 1, Inc.

By:	/s/ Chester Aldridge
Chester Aldridge, CEO

Dated: October 24, 2005